Exhibit 99.1

PRESS RELEASE

THERMOENERGY ANNOUNCES PUBLICATION OF NOTICE OF INTENT BY NEW YORK CITY

New York City declares its intention to enter into a Sole Source Agreement with the Company to utilize its advanced Ammonia Recovery technology

LITTLE ROCK, Ark., Feb. 19 /PRNewswire-FirstCall/ -- ThermoEnergy Corporation (OTC Bulletin Board: TMEN - News) today announced the publication of the Notice of Intent by New York City Department of Environmental Protection to enter into a contract with the Company to utilize its proprietary Ammonia Recovery Process ("ARP") process technology at the City's 26th Ward Water Pollution Control Plant situated on Jamaica Bay.

Results of the ARP pilot plant testing by DEP over the last several months proved extremely compelling. ThermoEnergy's ARP process was consistently able to remove greater than 85 percent of the Ammonia from the tested centrate, and the DEP stated, "When compared to currently employed biological treatment processes, ARP appears to be one of the more efficient means of removing ammonia from centrate available." Additionally, in concurrence with previously stated comments from ThermoEnergy management, the ARP technology is able to minimize the release of nutrients to the surrounding waters and prevent "fugitive emissions of Greenhouse gases" while also consuming less power than alternative processes.

"This has been a long, yet gratifying process, for the members of the ThermoEnergy team," stated CEO Dennis Cossey, "We have worked very closely with the DEP engineering staff on this project and I am confident that the ARP technology will meet all the City's goals, as stated in their Nitrogen/Ammonia Reduction Plan, while significantly reducing capital and operating costs at the same time. The ARP process has been validated through rigorous testing and we believe it represents the gold standard in achieving ammonia reduction for municipal and industrial clients going forward - especially as more stringent state and federal guidelines are put in place in the future."

About ThermoEnergy:
ThermoEnergy is an integrated technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The wastewater treatment technologies are consolidated in its subsidiary, CASTion Corporation ("CASTion"), a fast growing developer and manufacturer of innovative, custom-designed wastewater treatment and chemical recovery systems for industrial and municipal clients. The systems are unique because they meet environmental regulations while providing a rapid return on investment by recovering and reusing expensive feedstocks, reducing contaminated wastewater discharge and reusing wastewater in process operations. CASTion's wastewater systems are currently being used such industries as aerospace, food processing, metal finishing, petro-chemical, refineries, pulp & paper, heavy manufacturing and municipal wastewater. The Company designs, assembles and ships its waste water treatment systems from a 20,000 square foot fabrication works located in Worcester, Massachusetts. economic and environmental matrix of the Company's technologies represents a paradigm shift in key infrastructure industries. The Company currently has offices in Little Rock, AR, Jacksonville FL, and New York, NY. Additional information on the Company and its technologies can be found on its website at http://www.thermoenergy.com , or http://www.castion.com for wastewater treatment specific information.

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THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS, USUALLY CONTAINING THE WORD "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES